                                  CONTRACT DATA

Contract Number:           [9920-SAMPLE]   Contract Date:     [November 1, 2006]
Initial Purchase Payment:  [$25,000]       Retirement Date:   [November 1, 2046]
Annuitant:                 [John Doe]      Contract Type:     [Non-Qualified]
Contract Owner:            [John Doe]

Upon issuance of this contract your initial purchase payment has been applied as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. For more information, please refer to the Purchase Payments Provision.

   Allocation                                                        Payment
                                                                    Allocation
                                                                    Percentage
   AEL One-Year Fixed Account                                         [___%
   [6-month DCA Fixed Account                                          ___%
   12-month DCA Fixed Account                                          ___%
   1 Year Guarantee Period Account                                     ___%
   2 Year Guarantee Period Account                                     ___%
   3 Year Guarantee Period Account                                     ___%
   4 Year Guarantee Period Account                                     ___%
   5 Year Guarantee Period Account                                     ___%
   6 Year Guarantee Period Account                                     ___%
   7 Year Guarantee Period Account                                     ___%
   8 Year Guarantee Period Account                                     ___%
   9 Year Guarantee Period Account                                     ___%
   10 Year Guarantee Period Account                                    ___%
   AIM V.I. Capital Appreciation Fund - Series II Shares               ___%
   AIM V.I. Capital Development Fund - Series II Shares                ___%
   AllianceBernstein VP Growth and Income Portfolio (Class B)          ___%
   AllianceBernstein VP International Value Portfolio (Class B)        ___%
   American Century(R) VP Inflation Protection, Class II               ___%
   American Century(R) VP Value, Class II                              ___%
   Dreyfus IP Technology Growth Portfolio, Service Share Class         ___%
   Dreyfus VIF Appreciation Portfolio, Service Share Class             ___%
   Fidelity VIP Contrafund(R) Portfolio Service Class 2                ___%
   Fidelity VIP Mid Cap Portfolio Service Class 2                      ___%
   Fidelity VIP Overseas Portfolio Service Class 2                     ___%
   FTVIPT Franklin Income Securities Fund - Class 2                    ___%
   FTVIPT Franklin Real Estate Fund - Class 2                          ___%
   FTVIPT Templeton Global Income Securities Fund - Class 2            ___%
   Goldman Sachs VIT Mid Cap Value Fund                                ___%
   Oppenheimer Global Securities Fund/VA, Service Shares               ___%
   Oppenheimer Main Street Small Cap Fund/VA, Service Shares           ___%
   Oppenheimer Strategic Bond Fund/VA, Service Shares                  ___%
   Putnam VT Health Sciences Fund - Class IB Shares                    ___%
   Putnam VT Small Cap Value Fund - Class IB Shares                    ___%
   RiverSource(SM) VP - Diversified Bond Fund                          ___%
   RiverSource(SM) VP - Diversified Equity Income Fund                 ___%
   RiverSource(SM) VP - Emerging Markets Fund                          ___%
   RiverSource(SM) VP - Global Inflation Protected Securities Fund     ___%
   RiverSource(SM) VP - Growth Fund                                    ___%
   RiverSource(SM) VP - High Yield Bond Fund]                          ___%]

273954DPWFB                                                        Page 2[.0 ]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

   [RiverSource(SM) VP - Large Cap Equity Fund                          [___%
   RiverSource(SM) VP - Mid Cap Growth Fund                              ___%
   RiverSource(SM) VP - S&P 500 Index Fund                               ___%
   RiverSource(SM) VP - Select Value Fund                                ___%
   RiverSource(SM) VP - Short Duration US Government Fund                ___%
   RiverSource(SM) VP - Small Cap Value Fund                             ___%
   Van Kampen LIT Comstock Portfolio Class II Shares                     ___%
   Wanger US Smaller Companies                                           ___%
   Wells Fargo Advantage Asset Allocation Fund                           ___%
   Wells Fargo Advantage C&B Large Cap Value Fund                        ___%
   Wells Fargo Advantage Equity Income Fund                              ___%
   Wells Fargo Advantage International Core Fund                         ___%
   Wells Fargo Advantage Large Company Core Fund                         ___%
   Wells Fargo Advantage Large Company Growth Fund                       ___%
   Wells Fargo Advantage Money Market Fund                               ___%
   Wells Fargo Advantage Small Cap Growth Fund                           ___%
   Wells Fargo Advantage Total Return Bond Fund]                         ___%]

[Portfolio Navigator Asset Allocation Program model: [model name] ]

                            [Purchase Payment Credits

      Cumulative Net Purchase Payment Amount   Net Purchase Payment Credit Percentage
      --------------------------------------   --------------------------------------
                   [$ 0 - $9,999                                 [0%
                $10,000 - $99,999                                 2%
               $100,000 - $249,999                                3%
               $250,000 +]                                        4%]

Purchase payment credits are not vested until [12 months] after being credited in the case of a free look cancellation, a death claim payment, annuitization or a full withdrawal not subject to withdrawal charges.]

[Death Benefit: Return of Purchase Payment]
[Death Benefit: Maximum Anniversary Value]
[Death Benefit: 5% Accumulation]
[Death Benefit: Enhanced]

[Guaranteed Minimum Accumulation Benefit Rider   Initial Annual Rider Charge of [0.55%]
Duration of Waiting Period:  [10] Years          Maximum Annual Rider Charge of 1.75%
Automatic Step-up Percentage: [80%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

273954DPWFB                                                        Page 2[.1 ]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

[Guaranteed Minimum Lifetime Withdrawal Benefit Rider   Initial Annual Rider Charge [0.60%]
                                                        Maximum Annual Rider Charge [1.50%]
Maximum RBA and GBA                                     [$5,000,000 ]
Maximum ALP                                             [$300,000 ]
GBP Percentage                                          [7%]
ALP Percentage                                          [6%]
Annual Lifetime Payment Attained Age                    Age [65]
Waiting Period                                          [3] Years

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider             Initial Annual Rider Charge of [0.30%]
(Maximum Anniversary Value Benefit Base)             Maximum Annual Rider Charge of [1.50%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider             Initial Annual Rider Charge of [0.60%]
(5% Accumulation Benefit Base)                       Maximum Annual Rider Charge of [1.75%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Guaranteed Minimum Income Benefit Rider             Initial Annual Rider Charge of 0.[65%]
(Greater of Maximum Anniversary Value Benefit Base   Maximum Annual Rider Charge of [2.00%]
and 5% Accumulation Benefit Base)

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Benefit Protector Death Benefit Rider                Annual Charge of [0.25%]
      Rider Benefit Percentage                                    [40%]
      Maximum Earnings at Death Percentage                        [250%]]

273954DPWFB                                                        Page 2[.2 ]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

[Benefit Protector Plus Death Benefit Rider             Annual Charge of [0.40%]
      Rider Benefit Percentage                                   [40%]
      Maximum Earnings at Death Percentage                       [250%]
      Purchase Payment Percentage Schedule
         Death Occurring in Contract Years                      Percentage
            1 - 2                                                 [0%]
            3 - 4                                                 [10%]
            5 and later                                           [20%]]

Withdrawal Charge Schedule: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [eight/six] years before withdrawal.

      Years From Purchase Payment Receipt   Withdrawal Charge
      -----------------------------------   -----------------
                     [1                     8.0% of purchase payment withdrawn
                     2                      8.0% of purchase payment withdrawn
                     3                      8.0% of purchase payment withdrawn
                     4                      8.0% of purchase payment withdrawn
                     5                      8.0% of purchase payment withdrawn
                     6                      6.0% of purchase payment withdrawn
                     7                      4.0% of purchase payment withdrawn
                     8                      2.0% of purchase payment withdrawn
                     9+                     0.0% of purchase payment withdrawn]
                                                OR
                     [1                     8.0% of purchase payment withdrawn
                     2                      8.0% of purchase payment withdrawn
                     3                      8.0% of purchase payment withdrawn
                     4                      6.0% of purchase payment withdrawn
                     5                      4.0% of purchase payment withdrawn
                     6                      2.0% of purchase payment withdrawn
                     7+                     0.0% of purchase payment withdrawn]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. For more information, please refer to the Withdrawal Charge Provision.

Annual Mortality and Expense Risk Charge: [1.25% - 1.90% of the daily net asset value]

Annual Variable Account Administrative Charge: [0.15% of the daily net asset value]

Annual Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total AEL Variable Annuity Purchase Payment Per Annuitant Life:
[$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the AEL Fixed Account is [X]%.

273954DPWFB                                                        Page 2[.3 ]

Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

One-Year Fixed Account Purchase Payment and Transfer Limits:

      1. Payments to the One-Year Fixed Account:
            Limited to [30%] of each payment.

      2. Transfers to the One-Year Fixed Account:
            Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [30%] of the total Contract Value.

      3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:
            Limited to the greater of:

                  a. [$10,000]; or

                  b. [30%] of the One-Year Fixed Account Contract Value at the
                     beginning of the contract year.

MARKET VALUE ADJUSTMENT
-----------------------

All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. For more information, please refer to the Market Value Adjustment Provision.

273954DPWFB                                                        Page 2[.4 ]